Exhibit 10.2
GUARANTY AGREEMENT
Dated as of December 31, 2010
among
RUSH ENTERPRISES, INC.
and
Each Other Guarantor
From Time to Time Party Hereto
and
GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent and Collateral Agent

ANNEX

Annex 1	Form of Joinder Agreement

i

GUARANTY AGREEMENT (this “Agreement”), dated as of December 31, 2010, by RUSH ENTERPRISES, INC. (“Holdings”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 2.7 (together with Holdings, the “Guarantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent and collateral agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement dated as of December 31, 2010 (as the same may be modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement) among the Borrowers party thereto, Holdings, the Lenders from time to time party thereto and GE Capital, as administrative agent and collateral agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, each Guarantor has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrowers;
WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;
NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent as follows:
ARTICLE I
GUARANTY
Section 1.1 Guaranty. To induce the Lenders to make the Loans, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrowers whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.
Section 1.2 Limitation of Guaranty. Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor that is a Subsidiary of Holdings (any “Subsidiary Guarantor”) shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Agreement or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11, United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 1.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Agreement.

Section 1.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and other Obligations and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrowers and Holdings) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.
Section 1.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:
(a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;
(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;
(c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;
(d) (i) Sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and
(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 1.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Agreement are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement, in each case except as otherwise agreed in writing by the Administrative Agent):
(a) the invalidity or unenforceability of any obligation of any Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them;
(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce any of the same or (ii) any action to enforce any Loan Document or any Lien thereunder;
(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;
(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or interest thereon) in or as a result of any such proceeding;
(e) any foreclosure, whether or not through judicial sale, and any other Sale of Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or
(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of any Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.
Section 1.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against any Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 1.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.
ARTICLE II
MISCELLANEOUS
Section 2.1 Representations and Warranties; Covenants. To induce the Lenders and the Administrative Agent to enter into the Loan Documents, each Guarantor hereby agrees to each of the following with the Administrative Agent, the Lenders and the other Secured Parties, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:
(a) the representations and warranties as to such Guarantor made by the Borrowers in Article 4 (Representations and Warranties) of the Credit Agreement are true and correct; and
(b) such Guarantor shall comply with all covenants and other provisions applicable to it under the Credit Agreement, including Sections 2.17 (Taxes), 11.3 (Costs and Expenses) and 11.4 (Indemnities) of the Credit Agreement, and agrees to the same submission to jurisdiction as that agreed to by the Borrowers in the Credit Agreement.
Section 2.2 Reinstatement. Each Guarantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Agreement (including the guaranty of such Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision, and any Lien or other Collateral securing such Guarantor’s liability hereunder that may have been released or terminated by virtue of such termination, cancellation or surrender, shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
Section 2.3 Release of Guaranty. At the time provided in Section 10.10(a) of the Credit Agreement and at the request of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Securities of such Guarantor shall be Sold to any Person that is not an Affiliate of Holdings, the Borrower and the Subsidiaries of the Borrower in a transaction permitted by the Loan Documents.

Section 2.4 Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Guarantor or any other Loan Party and without first joining any other Guarantor or any other Loan Party in any proceeding.
Section 2.5 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 2.6), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.
Section 2.6 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.
Section 2.7 Additional Guarantors. If, at the option of the Borrower Representative, the Borrower Representative shall cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.
Section 2.8 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 11.11 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Guarantor shall be addressed to the Borrower Representative’s notice address set forth in such Section 11.11.
Section 2.9 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
Section 2.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 2.11 Interpretation. Section 1.4 (Interpretation) of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause of this Agreement.
Section 2.12 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.
Section 2.13 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 2.14 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any loan document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this agreement by the mutual waivers and certifications in this Section 2.14.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

RUSH ENTERPRISES, INC. as Guarantor
By:	/s/ W.M. “Rusty” Rush
	Name:	W.M. “Rusty” Rush
	Title:	CEO & President
ACCEPTED AND AGREED
as of the date first above written:
GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent

By:	/s/ C. Daniel Clark Name: C. Daniel Clark
Title: Vice President
[SIGNATURE PAGE TO GUARANTY AGREEMENT FOR RUSH ENTERPRISES, INC.’S CREDIT AGREEMENT]

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of _____, 20_____, is delivered pursuant to Section 2.7 of the Guaranty, dated as of December 31, 2010, by Rush Enterprises, Inc. (“Holdings”) and the Affiliates of Holdings from time to time party thereto as Guarantors in favor of General Electric Capital Corporation, as administrative agent and collateral agent for the Secured Parties referred to therein (the “Guaranty”). Capitalized terms used herein without definition are used as defined in the Guaranty.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 2.7 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of a Guarantor thereunder and hereby agrees to be bound as a Guarantor for purposes thereof.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 2.1(a) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date.
IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]
By:
Name:
Title:

A1-1

ACKNOWLEDGED AND AGREED
as of the date first above written:
GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent

By:	Name:
Title:

A1-2